Exhibit 4.1

ENPRO INDUSTRIES, INC.,

as the Company,

the Guarantors party hereto,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of March 24, 2017

5.875% Senior Notes due 2022

EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 24, 2017, among ENPRO INDUSTRIES, INC. (the “Company”), the Guarantors party hereto (the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee are party to an indenture, dated as of September 16, 2014 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 5.875% Senior Notes due 2022, initially in the aggregate principal amount of $300,000,000, and, pursuant hereto, in an additional aggregate principal amount of $150,000,000 (the “Additional Securities”);

WHEREAS, Section 9.01(13) of the Indenture provides that the Company may amend the Indenture to provide for the issuance of Additional Notes;

WHEREAS, the Company wishes to issue the Additional Securities as Additional Notes (as defined in the Indenture) under the Indenture pursuant to Section 2.01 of the Indenture and as permitted by Section 4.03 of the Indenture;

WHEREAS, in connection with the issuance of the Additional Securities, the Company and the Guarantors have each duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Sections 2.01 and 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of the holders of the Notes as follows:

1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.    Additional Notes. As of the date hereof, the Company will issue the Additional Securities. The Additional Securities issued pursuant to this Supplemental Indenture constitute Additional Notes issued pursuant to Section 2.01 of the Indenture and shall be consolidated with and form a single class with the Initial Notes previously established pursuant to the Indenture. The Additional Securities shall have the same terms and conditions in all respects as the Initial Notes, except that (i) the issue date of the Additional Securities shall be March 24, 2017, (ii) interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 15, 2017, until the principal of the Additional Securities is due, (iii) the issue price shall be 101.0% of the principal amount thereof, plus accrued interest from March 15, 2017 to the date hereof, (iv) the Additional Securities shall be subject to the Registration Rights Agreement, dated the date hereof, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the initial purchasers, and (v) until the Additional Securities are registered and exchanged for Exchange Notes, the Additional Securities will have different CUSIP numbers from the Initial Notes and will not be fungible with the Initial Notes. Subject to the foregoing, the Additional Securities shall be substantially in the form of Exhibit A to the Indenture. The Additional Securities shall be issuable in whole or in part in the form of one or more Global Notes, in each case deposited upon issuance with the Trustee, as custodian for the Depository Trust Company, a New York corporation.

3.    Aggregate Principal Amount. The aggregate principal amount of the Additional Securities that may be authenticated and delivered pursuant to this Supplemental Indenture shall be $150.0 million.

4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.    Definition Amendments for Additional Notes.

(a)    The definition of “Regulation S Notes” in Appendix A of the Indenture is amended to read as follows: “Regulation S Notes” means all Initial Notes and Additional Notes offered and sold outside the United States in reliance on Regulation S.

(b)    The definition of “Rule 144A Notes” in Appendix A of the Indenture is amended to read as follows: “Rule 144A Notes” means all Initial Notes and Additional Notes offered and sold to QIBs in reliance on Rule 144A.

6.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.    Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors, in each case, by action or otherwise, (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

8.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

9.    Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	General Counsel, Chief Administrative
Officer and Secretary

APPLIED SURFACE TECHNOLOGY, INC., as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

BELFAB, INC., as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

COLTEC INTERNATIONAL SERVICES CO., as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Chairman, President and CEO

COMPRESSOR PRODUCTS INTERNATIONAL LLC, as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President and Secretary

[Signature Pages to Eighth Supplemental Indenture]

ENPRO ASSOCIATES, LLC, as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President and Secretary

ENPRO HOLDINGS, INC., as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President and Secretary

FAIRBANKS MORSE, LLC, as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

GARLOCK HYGIENIC TECHNOLOGIES, LLC, as Guarantor

By:	/s/ Christopher Drake
Name:	Christopher Drake
Title:	Vice President and Secretary

GARLOCK PIPELINE TECHNOLOGIES, INC., as Guarantor

By:	/s/ Christopher Drake
Name:	Christopher Drake
Title:	Vice President and Assistant Secretary

[Signature Pages to Eighth Supplemental Indenture]

GGB, INC., as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President and Secretary

GGB LLC, as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President and Secretary

STEMCO KAISER INCORPORATED, as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

STEMCO LP, as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

STEMCO PRODUCTS, INC., as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

[Signature Pages to Eighth Supplemental Indenture]

TECHNETICS GROUP DAYTONA, INC., as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

TECHNETICS GROUP LLC, as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

TECHNETICS GROUP OXFORD, INC., as Guarantor

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

[Signature Pages to Eighth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Allison Lancaster - Poole
Name:	Allison Lancaster - Poole
Title:	Vice President

[Signature Pages to Eighth Supplemental Indenture]